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                                                                    EXHIBIT 23.3

                       [GILBERT LAUSTSEN JUNG LETTERHEAD]


                               LETTER OF CONSENT

To: Southern Mineral Corporation
    The Securities and Exchange Commission

    Re: Neutrino Resources, Inc.


        We refer to the following report prepared by Gilbert Laustsen Jung Associates Ltd.:

        . the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Neutrino Resources Inc. effective January 1, 2000, dated January 6, 2000.

        We hereby consent to the use of our name, reference to and excerpts from the said reports by Southern Mineral Corporation in its annual report and SEC 10-K filing.

                                        Yours very truly,

                                        GILBERT LAUSTSEN JUNG ASSOCIATES LTD.


                                        /s/ WAYNE W. CHOW
                                        ----------------------------
                                        Wayne W. Chow, P. Eng.
                                        Vice-President

Calgary, Alberta
Date: March 14, 2001